UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 10, 2012

MERCK & CO., INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ		08889
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 10, 2012, the United States District Court for the District of New Jersey issued an order preliminarily approving the proposed settlement by and among Merck & Co., Inc., the named plaintiff, and all named defendants in the shareholder derivative action entitled Plymouth County Contributory Retirement System v. Hassan, Docket No. 2:08-cv-01022-DMC-JAD (formerly entitled Cain v. Hassan). A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for February 28, 2012, at 9:30 a.m. in Courtroom 4 at the United States District Court for the District of New Jersey, Post Office and Courthouse Building, 2 Federal Square, Newark, New Jersey. Pursuant to the court’s order, any objections to the settlement must be filed in writing with the court by no later than February 8, 2012.

Additional information concerning the terms of the proposed settlement, the February 28, 2012 hearing, and the requirements for objections can be found in the Notice of Proposed Settlement of Derivative Action, Final Settlement Hearing, and Related Matters (“Notice”), attached hereto as Exhibit 99.1. This Form 8-K and the attached Notice are available on Merck’s website under the “Investors” and “SEC Filings” links.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Notice of Proposed Settlement of Derivative Action, Final Settlement Hearing, and Related Matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012

Merck & Co., Inc.

By:	/S/ Katie E. Fedosz
Name:	Katie E. Fedosz
Title:	Senior Assistant Secretary

INDEX TO EXHIBITS

Number	Description

99.1	Notice of Proposed Settlement of Derivative Action, Final Settlement Hearing, and Related Matters